EXHIBIT 23-2


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 of our report dated February 6, 1996 (except with respect to the matters discussed in Notes 10 and 11.A, as to which the dates are February 20, 1996 and February 8, 1996, respectively), incorporated by reference in ACC Corp.'s Form 8-K dated February 22, 1996 and to all references to our Firm included in this Form S-8.



                              /s/ Arthur Andersen LLP

Rochester, New York
February 26, 1996